UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2015

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Vector Group Ltd. (the “Company”) is filing this Current Report on Form 8-K to revise previously reported non-GAAP financial measures to reflect the impact of its recent 5% stock dividend, which was paid on September 29, 2015 to stockholders of record on September 16, 2015, in calculating its non-GAAP financial measure of Adjusted Pro-forma Net Income (related to Earnings Per Share). The Company is also including Pro-Forma Adjusted Revenues, Pro-forma Adjusted EBITDA, New Valley LLC Pro-forma Adjusted EBITDA, and Douglas Elliman Realty, LLC Pro-forma Adjusted EBITDA (collectively, with Adjusted Pro-forma Net Income, the "non-GAAP financial measures") for certain of the periods presented in the Selected Financial Data. All non-GAAP financial measures and their reconciliations to GAAP measures have been presented as part of Exhibit 99.2. New Valley's Pro-forma Adjusted EBITDA does not include an allocation of expenses from the “Corporate and Other” segment of Vector Group Ltd. These non-GAAP financial measures included in Exhibit 99.2 were previously reported in the Current Reports on Form 8-K, which were filed on August 5, 2015, July 29, 2015, April 29, 2015, March 2, 2015, November 10, 2014 and October 6, 2014.
Non-GAAP Financial Measures
Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, New Valley LLC Pro-forma Adjusted EBITDA, and Douglas Elliman Realty, LLC Pro-forma Adjusted EBITDA (hereafter referred to as “the Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhance an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company's business and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company's business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company's measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Included in Exhibit 99.2 as Tables 1 through 5 is information for the years ended December 31, 2014, 2013, 2012, 2011 and 2010 and the three months ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014 reconciling these non-GAAP Financial Measures to the most comparable GAAP financial measures for the periods above.

Item 8.01. Other Events
On September 2, 2015, the Company's Board of Directors declared a 5% stock dividend to stockholders of record as of September 16, 2015. The stock dividend was paid on September 29, 2015. The Company is filing updated Selected Financial Data to reflect the stock dividend as Exhibit 99.1.
Revisions to December 31, 2014, 2013, 2012, 2011 and 2010 Consolidated Balance Sheets. The Company has revised its December 31, 2014, 2013, 2012, 2011 and 2010 Consolidated Balance Sheets, which originally presented deferred income tax assets and liabilities (current and noncurrent) on a gross basis, rather than a net basis. The revisions conform to ASC 740-10-45-6 which states all current deferred tax liabilities and assets shall be offset and presented as a single amount and all noncurrent deferred tax liabilities and assets shall be offset and presented as a single amount. The Company assessed the materiality of this error on previously issued financial statements and concluded that the error was immaterial.
The revisions are presented in the tables below:

	December 31, 2014
	As Previously Reported	Revision	As Revised

Current assets	$857,846	$(29,192)	$828,654

Total assets	1,573,392	(80,321)	1,493,071

Current liabilities	270,095	(29,192)	240,903

Noncurrent employee benefits, deferred income taxes and other long-term liabilities	$252,032	$(51,129)	$200,903

	December 31, 2013
	As Previously Reported	Revision	As Revised

Current assets	$588,311	$(45,734)	$542,577

Total assets	1,264,261	(97,208)	1,167,053

Current liabilities	405,110	(45,734)	359,376

Noncurrent employee benefits, deferred income taxes and other long-term liabilities	$247,060	$(51,474)	$195,586

	December 31, 2012
	As Previously Reported	Revision	As Revised

Current assets	$639,056	$(27,299)	$611,757

Total assets	1,086,731	(76,441)	1,010,290

Current liabilities	195,159	(27,299)	167,860

Noncurrent employee benefits, deferred income taxes and other long-term liabilities	$211,750	$(49,142)	$162,608

	December 31, 2011
	As Previously Reported	Revision	As Revised

Current assets	$509,741	$(35,885)	$473,856

Total assets	927,768	(66,902)	860,866

Current liabilities	315,198	(35,885)	279,313

Noncurrent employee benefits, deferred income taxes and other long-term liabilities	$159,229	$(31,017)	$128,212

	December 31, 2010
	As Previously Reported	Revision	As Revised

Current assets	$526,763	$(31,786)	$494,977

Total assets	949,595	(69,614)	879,981

Current liabilities	226,872	(31,786)	195,086

Noncurrent employee benefits, deferred income taxes and other long-term liabilities	$121,893	$(37,828)	$84,065

Item 9.01. Condensed Consolidated Financial Statements and Exhibit

(c)	Exhibit.

Exhibit No.	Exhibit
99.1	Selected Financial Data adjusted to reflect 5% stock dividend paid September 29, 2015 to stockholders of record on September 16, 2015.
99.2	Non-GAAP Financial Measures (furnished pursuant to Regulation FD).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer
Date: October 2, 2015